UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 10, 2020

Citius Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-206903	27-3425913
(Commission File Number)	(IRS Employer Identification No.)

11 Commerce Drive, 1st Floor, Cranford, NJ	07016
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (908) 967-6677

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
☐	Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	CTXR	The Nasdaq Capital Market
Warrants to purchase common stock	CTXRW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

We held our 2020 annual meeting of stockholders on February 10, 2020. At the meeting, stockholders elected the following seven members to our Board of Directors for a term expiring at the annual meeting of stockholders to be held in 2021, based on the following votes:

Nominee	For	Against	Withheld	Broker Non-Votes
Myron Holubiak	14,443,668	-0-	24,916	7,258,336
Leonard Mazur	14,443,873	-0-	24,711	7,258,336
Suren Dutia	14,443,918	-0-	24,666	7,258,336
Carol Webb	14,444,066	-0-	24,518	7,258,336
Dr. William Kane	14,444,309	-0-	24,275	7,258,336
Howard Safir	14,443,714	-0-	24,870	7,258,336
Dr. Eugene Holuka	14,444,159	-0-	24,425	7,258,336

Next, at the meeting, our stockholders ratified the selection of Wolf & Company, P.C. as our independent registered public accounting firm for the fiscal year ending September 30, 2020. The vote for such approval was 21,534,941 shares for, 65,367 shares against, 126,612 shares abstaining, and no broker non-votes.

Finally, our stockholders voted to approve the 2020 Omnibus Stock Incentive Plan. The vote for such approval was 14,218,736 shares for, 200,225 shares against, 49,623 shares abstaining, and 7,258,336 broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIUS PHARMACEUTICALS, INC.

Date: February 10, 2020	/s/ Myron Holubiak
Myron Holubiak
President and Chief Executive Officer